Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-18935 and No. 333-60862 of Spherion Corporation on Forms S-8 of our report dated June 13, 2003, appearing in this Annual Report on Form 11-K of Spherion Corporation 401(k) Benefit Plan for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida

June 27, 2003